ALYN CORPORATION PROVIDES FURTHER BUSINESS UPDATE

     Irvine, CA - August 20, 1998 - Alyn Corporation (Nasdaq: ALYN) - Steven S. Price, Alyn Corporation's President & Chief Executive Officer, provided today a further update of the Company's recent business activities. Price stated, "Since we are rapidly approaching the closing date of the Rights Offering we announced to shareholders on June 29, 1998, we felt it appropriate to provide a current status report of our business".

     On June 29, 1998, the Company announced that it would offer shareholders the right to purchase additional stock to provide added working capital for the Company. The Rights Offering of 1,900,000 shares at $5.50 per share, which became effective on July 15, 1998 and was amended on August 3, 1998, expires at 5:00 p.m. (EDT) on August 28, 1998.

     Price continued, "Since the Company's last business update on July 2, 1998, considerable progress has been made, both in the technical and sales areas. I am particularly pleased with our resolution of the surface quality issues in the computer disk segment of our business. We can now demonstrate that our materials and processes produce disks that meet industry specifications for smooth surfaces. We are currently developing both `sputter-ready' and `plate-ready' disks as the next step in the program. We anticipate being ready to provide these products to several of the top hard-drive manufacturers to begin evaluation programs during the fourth quarter." The Company's disks provide a number of advantages to the disk drive designer. Recent independent lab tests have shown a stiffness more than twice that of Aluminum and thermal expansion characteristics much lower than Aluminum. The higher stiffness decreases disk vibration, making the design of a high speed drive much easier; the decreased thermal expansion minimizes warping during the disk manufacturing process. In addition, the disks can be processed with equipment and processes that are already being used by the hard-drive manufacturers.

     "In my prior update and in our prospectus," continued Price, "I referred to our other active golf programs with well-known golf club companies, beyond Taylor Made's production order. I am pleased to be able to disclose now that one of these companies is MacGregor Golf Company. We have been working closely with MacGregor on a new line of putters, called the Tourney(R) Boralyn(R) Putter, which MacGregor expects to launch in October 1998. We are also working closely with MacGregor on other club programs for subsequent introduction. Our programs with the other golf club companies are likewise moving forward aggressively.

     "Our golf shaft program with True Temper Sports is making excellent progress. We have a final formulation and process for making their tube material. True Temper Sports has converted our Boralyn tube into prototype golf shafts and they have received very encouraging player feedback. In a meeting with their executives this week, True Temper Sports stated that they will commercially launch Boralyn golf shafts in 1999."

     The Company also reports that "requests for quotes" in the aerospace segment of the business remains strong and is growing. Acceptance testing of production engine cradles by General Motors (Pre-Production Acceptance Program -
PPAP) is nearly completed. The Company is expecting initial revenues from the engine cradle program in September 1998.

     Price completed his comments saying, "Our sales efforts are generating new customer programs and our engineering and production teams are moving existing programs through to production and near-term revenues. The outlook for the Company continues to build in a very positive way."

     Alyn Corporation provides customized metal matrix composite solutions to meet the specific product needs of its customers in consumer and industrial markets. Alyn is a vertically-integrated metal matrix composite company offering advanced metal matrix composites, customer driven engineering solutions and strategically developed manufacturing processes. The Company engages in joint development projects with many of its customers in selected large markets where the design and production of metal matrix composite-based products provide those customers with products that are innovative, reduce their overall production cost, or provide value added performance.

     A registration statement relating to the securities in the Rights Offering has been filed with the Securities and Exchange Commission. A copy of the prospectus and supplemental prospectus filed with the SEC are available through the Company and the Company's Information Agent, Innisfree M&A Incorporated. Shareholders with questions are encouraged to contact Innisfree toll free at 1-888-750-5834 or the Company at 1-949-475-1525.

     Except for historical information contained herein, this document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks and uncertainties that may cause the Company's actual results or outcomes to be materially different from those anticipated and discussed herein. Further, the Company operates in an industry sector where securities values may be volatile and may be influenced by regulatory and other factors beyond the Company's control. Important factors that the Company believes might cause such differences are discussed in the cautionary statements accompanying the forward-looking statements in the Company's Prospectus on Form S-3, dated July 15, 1998 and its Annual Report on Form 10-K filed with the Securities and Exchange Commission. In assessing forward-looking statements contained herein, readers are urged to read carefully all cautionary statements contained in those filings with the Securities and Exchange Commission.